UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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INTERACTIVE BROKERS GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplemental Proxy Information for Proposal No. 2 - To approve an amendment to the Company’s 2007 Stock Incentive Plan to extend its term for a ten-year period through April 24, 2027

This supplemental proxy information is being sent by Interactive Brokers Group, Inc. (the “Company”) to its stockholders to include, in a single supplement, certain information previously disclosed in the Company’s Annual Report on Form 10-K (the “Annual Report”), filed with the Securities Exchange Commission (“SEC”) on March 1, 2018 and in the Company’s Definitive Proxy Statement (the “Proxy Statement”), filed with the SEC on March 8, 2018.

In 2017, the Company amended the 2007 Stock Incentive Plan (“Stock Incentive Plan”) to extend its term for a ten year period through April 24, 2027, pending stockholders’ approval at its 2018 Annual Meeting, as the current plan expired as of April 24, 2017.

The Stock Incentive Plan provides that awards may be granted to directors, officers, contractors and consultants of the Company and its subsidiaries.  The purpose of the Stock Incentive Plan is to promote the Company’s long-term financial success by attracting, retaining and rewarding eligible participants. As of December 31, 2017, approximately 1,228 employees(1) of the Company, including the Company’s executive officers, were eligible to participate in the Stock Incentive Plan. In addition, the Company’s four non-employee directors were also eligible to participate in the Stock Incentive Plan.

On December 31, 2017, the Company granted 923,407 awards of restricted stock units(2) to eligible participants under the Stock Incentive Plan, of which 135,674(3) were granted to the Company’s executive officers. These grants, were all subject to the stockholder approval of the extension of the Stock Incentive Plan contained in the Proxy Statement. The following table sets forth the equity-based awards (i.e., restricted stock units) that were granted on December 31, 2017 under the Stock Incentive Plan to each of the Company’s named executive officers, current executive officers, as a group, other employees who are not executive officers, as a group, and non-employee directors, as a group.

	Restricted
Name	Stock Units(4)
Thomas Peterffy - Chairman and Chief Executive Officer	—	(5)
Earl H. Nemser - Vice Chairman and Director	5,025	(5)
Milan Galik - President	75,374	(5)
Paul J. Brody - Chief Financial Officer	40,200	(5)
Thomas A. J. Frank - Executive Vice President and Chief Information Officer	15,075	(5)
All current executive officers, as a group	135,674	(3)
All other employees, as a group	785,466	(6)
All non-employee directors, as a group (Gary Katz, the only non-employee director to receive a grant on December 31, 2017)	2,267	(7)
Total	923,407	(2)

(1)  As previously disclosed in the Company’s Annual Report in Item 1. — Business under the caption “Employees and Culture”.

(2)  As previously disclosed in the Company’s Annual Report in Item 8. — Financial Statements and Supplementary Data in Note 9 — Employee Incentive Plans.

(3)  Sum of restricted stock units granted to the Company’s named executive officers as previously disclosed in the Company’s Proxy Statement in Item 1. — Election of Directors under the caption “Executive Compensation — Grants of Plan-Based Stock Awards Table”.

(4)  Subject to receipt of stockholder approval of the extension of the Stock Incentive Plan, the Restricted Stock Units vest: (a) for employees, over a six year period, with 10% vesting on 5/9/2018 and 15% thereafter vesting on each of the first six anniversaries of 5/9/2018, and (b) for non-employee directors, over a five year period commencing one year after the date of the grant.

(5)  As previously disclosed in the Company’s Proxy Statement in Item 1. — Election of Directors under the caption “Executive Compensation — Grants of Plan-Based Stock Awards Table”.

(6)  Total shared granted less grants to all current executive officers, as a group and all non-employee directors, as a group (923,407 - 135,674 - 2,267).

(7)  As previously disclosed in the Company’s Proxy Statement in Item 1. — Election of Directors under the caption “Executive Compensation — Compensation of Directors”.

When considering the vote to approve the extension of the term of the Stock Incentive Plan, you should be aware that our directors and executive officers have interests in the proposal to extend the term of the Stock Incentive Plan that are different from, or in addition to, those of our stockholders, generally. Each of the persons and groups listed in the table above has an interest in the proposal to extend the Stock Incentive Plan in respect of the restricted stock units so awarded and also stand to benefit from future awards under the Stock Incentive Plan if the term of the Stock Incentive Plan is extended.

Under the Stock Incentive Plan, up to 30 million shares have been authorized to be reserved for issuance to satisfy restricted stock units granted to eligible participants. As of December 31, 2017 there were approximately 7,048,669(8) shares remaining for future issuance under the Stock Incentive Plan, pending stockholders’ approval at the Company’s 2018 Annual Meeting.

At the Company’s 2018 Annual Meeting, the holders of Class A common stock and the Class B common stock will vote together as a single class on each of the proposals described in the Company’s Proxy Statement. The holder of each share of the Class A common stock is entitled to one vote per share. Pursuant to our Amended and Restated Certificate of Incorporation, the holder of each share of the Class B common stock is entitled to 3,402,294 votes (that number equal to the number of membership interests in IBG LLC, the holding company for our businesses, such holder held on the record date divided by 100). Accordingly, IBG Holdings LLC (“Holdings”), as the sole holder of the Class B common stock, is expected to be entitled to approximately 340,229,444 votes in the aggregate, or approximately 82.6% of all votes eligible to be cast at the Annual Meeting(9).

It is expected that Holdings will vote its shares of Class B common stock, expected to constitute approximately 82.6% of all votes eligible to be cast at the Annual Meeting, in favor of the proposals. Accordingly, the voting power of Holdings alone is sufficient to assure the approval of the proposals(9).

The Company has prepared this supplement, for good order’s sake, to combine certain previously disclosed information in a single location. The Company does not believe that this supplement provides any material information that was not previously disclosed. Nevertheless, should any stockholder desire to change a vote previously provided by proxy, proxies may be revoked at any time prior to 11:59 p.m. EDT on April 18, 2018 by entering your new vote electronically via the Internet at www.proxyvote.com using the account, control and pin numbers that you previously used or telephonically using the number indicated on your Voting Instruction Form. If you desire to change your vote by mail, you must first request paper copies of the materials and mail your new Voting Instruction Form using the prepaid return envelope previously provided. Your new instructions must be received before the close of business on April 18, 2018.

You may also revoke your proxy or change your vote at any time prior to the final tallying of votes by:

•                  delivering a written notice of revocation to Paul J. Brody, the Secretary of the Company, at Interactive Brokers Group, Inc., One Pickwick Plaza, Greenwich, CT 06830;

•                  executing and delivering to the Corporate Secretary a later-dated proxy; or

•                  attending the meeting and voting in person.

(8)  As previously disclosed in the Company’s Annual Report in Item 5. — Market for Registrant’s Common Equity; Related Stockholder Matters and Issuer Purchases of Equity Securities under the caption “Securities Authorized for Issuance under Equity Compensation Plans”.

(9)  As previously disclosed in the Company’s Proxy Statement in Voting Instructions and Information under the caption “Who can vote at the Annual Meeting”.